UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transactions with Investors of Sarborg Limited

On February 19, 2026, CDT Equity Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with all of the stockholders (collectively, the “Investors”) of Sarborg Limited, a Cayman Islands Company (“Sarborg”). Pursuant to the Purchase Agreement, the Investors agreed to sell, to the Company, and the Company agreed to acquire from the Investors, an aggregate of 1,020 shares of Sarborg (the “Sarborg Shares”), representing approximately 20% of the outstanding common stock of Sarborg.

As consideration for the Sarborg Shares, the Company has agreed to issue to the Investors, in the aggregate: (i) 598,006 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 109,978,918 shares of Common Stock (the “Pre-Funded Warrant Shares” and, together with the Shares and the Pre-Funded Warrants, the “Securities”). In addition, the Company has agreed to pay Sarborg cash consideration of $8 million, which cash payment shall be deferred until such time as the Company raises no less than $20 million through the use of an at-the-market facility program.

The Pre-Funded Warrants have an exercise price of $0.0001 per share, subject to adjustment as set forth therein and may not be exercised until such time as the Company obtains the requisite approval from its stockholders in accordance with applicable Nasdaq rules and requirements, including approval for the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants, as a whole and in the aggregate, in excess of 19.99% of the Common Stock or the voting power that was outstanding on the date of the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company has agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission a resale registration statement providing for the resale by the Investors of the Shares and the Pre-Funded Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, within 60 days of the closing of the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties made by the Company to the Investors and by each Investor to the Company. The Purchase Agreement also contains mutual indemnification provisions, pursuant to which the Company, on the one hand, and each Investor, on the other hand, has agreed to indemnify the other for certain breaches of the Purchase Agreement.

Andrew Regan, a director and the Chief Executive Officer of the Company, is a director of Sarborg. Chele Farley is a director of the Company, and a stockholder of Sarborg. Mr. Regan did not receive any Securities and will not receive any consideration from the transactions contemplated by the Purchase Agreement. Ms. Farley is a less than 2% shareholder of Sarborg and participated in the transaction contemplated by the Purchase Agreement and received 10,533 shares of Common Stock and Pre-Funded Warrants to purchase 1,940,804 Pre-Funded Warrant Shares in exchange for her respective shares of Sarborg. Ms. Farley did not receive consideration in excess of that being provided to other Investors.

The foregoing description of the Purchase Agreement and Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Pre-Funded Warrant, copies of which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Addendum to Consulting Agreement with NJS Foresight Bio-Advisory, LLC

As previously reported on a Current Report on Form 8-K filed with the SEC on January 2, 2026, the Company entered into a Consulting Agreement, dated December 29, 2025 (the “NJS Agreement”) with NJS Foresight Bio Advisory, LLC (“NJS”) pursuant to which NJS agreed to provide advisory and business development services to the Company focused on identification, introduction and support of potential licensing partners in connection with the out-licensing of the Company’s asset portfolio. On February 23, 2026 (the “NJS Effective Date”), the Company and NJS entered into Addendum No. 1 to the NJS Agreement (the “NJS Addendum”) to extend the term of the NJS Agreement an additional twelve months from its initial termination date, December 29, 2026, to December 29, 2027, unless terminated earlier in accordance with its terms. As consideration for entering into the NJS Addendum, on the NJS Effective Date, the Company paid an additional one-time fixed retainer of $150,000 (the “NJS Extension Retainer”) in the form of 199,734 shares of Common Stock (the “NJS Shares”) issued to NJS, valued at $0.751 per share, the closing price of the Common Stock on February 20, 2026, the trading day prior to the NJS Effective Date. All other terms and conditions contained in the NJS Agreement remain the same.

The foregoing description of the NJS Agreement and the NJS Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the NJS Agreement and the NJS Addendum, copies of which are filed Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 2, 2026 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and is incorporated herein by reference.

Addendum to Consulting Agreement with Thesprogen, PC

As previously reported on a Current Report on Form 8-K filed with the SEC on January 2, 2026, the Company entered into a Consulting Agreement, dated December 28, 2025 (the “Thesprogen Agreement”) with Thesprogen, PC (“Thesprogen”) pursuant to which Thesprogen will evaluate the Company’s recent pre-clinical data on AZD1656, devise strategies to optimize pre-clinical development, including possible human organ models in COPD or Fibrosis (IPF, NASH, Kidney), and devise strategies to optimize the Company’s press releases and public messaging. On February 24, 2026 (the “Thesprogen Effective Date”), the Company and Thesprogen entered into Addendum No. 1 to the Thesprogen Agreement (the “Thesprogen Addendum”) to extend the term of the Thesprogen Agreement an additional twelve months from its initial termination date, June 28, 2026, to June 28, 2027, unless terminated in accordance with its terms. As consideration for entering into the Thesprogen Addendum, on the Thesprogen Effective Date, the Company paid an additional one-time fixed retainer of $245,000 (the “Thesprogen Extension Retainer”) in the form of 341,702 shares of Common Stock (the “Thesprogen Shares”) issued to Thesprogen, valued at $0.717 per share, the closing price of the Common Stock on February 23, 2026, the trading day prior to the Thesprogen Effective Date. All other terms and conditions contained in the Thesprogen Agreement remain the same.

The foregoing description of the Thesprogen Agreement and the Thesprogen Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Thesprogen Agreement and the Thesprogen Addendum, copies of which are filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 2, 2026 and Exhibit 10.3 to this Current Report on Form 8-K, respectively, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Additionally, unrelated to the transactions above, the Company previously issued to Maxim Partners LLC, 130,000 shares of Common Stock (the “Maxim Shares”), as partial consideration for investment banking services to be provided pursuant to an engagement agreement.

The Company issued the Securities, the NJS Shares, the Thesprogen Shares, and the Maxim Shares in reliance upon an exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Securities, the NJS Shares, the Thesprogen Shares, and the Maxim Shares has not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The Company relied upon representations, warranties, certifications and agreements of each of the Investors in support of the satisfaction of the conditions contained in Section 4(a)(2) and/or Rule 506 of the Securities Act or Regulation D thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.
10.1	Form of Securities Purchase Agreement.
10.2	Addendum No. 1, dated February 23, 2026, to the Consulting Agreement, dated December 29, 2025, between CDT Equity Inc. and NJS Foresight Bio-Advisory, LLC.
10.3	Addendum No. 1 dated February 24, 2026, to the Consulting Agreement, dated December 28, 2025, between CDT Equity Inc. and Thesprogen, PC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

February 24, 2026	By:	/s/ Andrew Regan
	Name:	Andrew Regan
	Title:	Chief Executive Officer